UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

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Merix Corporation
(Exact name of registrant as specified in its charter)

Oregon	1-33752	93-1135197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15725 SW Greystone Court Suite 200 Beaverton, Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 716-3700

N/A
(Former name or former address if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In Amendment No. 2 to the registration statement on Form S-4 filed by Viasystems Group, Inc. with the Securities and Exchange Commission today, Merix Corporation (“Merix”) included the following information with respect to its fiscal quarter ended November 28, 2009 in the proxy statement/prospectus which forms part of such registration statement:

Merix’ Second Quarter 2010 Preliminary Results

Merix’ second quarter for fiscal 2010 ended on November 28, 2009.  Merix expects to release its second quarter earnings in January 2010 when it files its Quarterly Report on Form 10-Q with the SEC.

Based on preliminary data, Merix believes its consolidated net sales in the second quarter of fiscal 2010 increased to approximately $71 million, a 23% increase over consolidated net sales in the first quarter of fiscal 2010.  Merix also believes that its gross profit for the second quarter increased to approximately $9 million, a 157% increase over gross profit in the first quarter of fiscal 2010.  Preliminary results also indicate that during the second quarter of fiscal 2010, orders outpaced shipments resulting in a book-to-bill ratio of 1.11 in Merix’ North America segment and 1.12 in Merix’ Asia segment.”

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects, including statements related to estimates of financial results for future reporting periods that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goals” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; anticipated changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; continued availability of our line of credit facility or sources of additional capital; the ability to successfully restructure Merix Oregon; fluctuations in demand for products and services of the Company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; ability to hire, train and retain necessary labor to produce our products; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 30, 2009 and the Company’s Quarterly Report on Form 10-Q for the three-months ended August 29, 2009. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merix Corporation (Registrant)
Date: December 29, 2009	By:	/S/ Kelly E. Lang
Kelly E. Lang
Executive Vice President, Finance and Chief Financial Officer